UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75, Second Avenue,

Suite 605

Needham MA, 02494

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2022, the Bioxytran Board of Directors unanimously approved the modification of/amendment of Paragraph 8 to the Officers’ Employment Agreements, referring to termination without cause, by the employee for good reason or within twelve (12) months of a change of control. The modification of the employment agreements was precipitated by the employees’ forfeiture of the majority of their accrued salaries and benefits, in the total value of $1,273,000, which occurred on August 1, 2022.

The most substantial changes encompass;

●	Compensation of three (3) times the employee’s annual salary upon the Termination Date and any target bonus earned, or if termination occurs within 12 months of a change in control, then the terminated employee shall receive two (2) times the employee’s annual salary and any target bonus earned.
●	Continued coverage under any health, medical, dental or vision program or policy, in which they were eligible to participate at the time of employment termination, for 12 months.
●	Provide outplacement services through one or more outside firms of the employee’s choosing up to an aggregate of $50,000.
●	All other provisions as outlined in Exhibit 10.56.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.56	Modification/Amendment to Officers’ Employment Contract, dated October 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: November 14, 2022

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